UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 8, 2023

HOPTO INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21683	13-3899021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

189 N. Main Street, Suite 102, Concord, NH 03301
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(800) 472-7466

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol (s)	Name of Each Exchange on Which Registered
Common Stock	HPTO	OTC Markets

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On December 8, 2023, hopTo, Inc. (the “Company”), filed a Form 15 with the Securities and Exchange Commission to voluntarily deregister its common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company is eligible to deregister its common stock by filing a Form 15 under Section 12(g) of the Exchange Act because it has fewer than 300 shareholders of record. The Company’s obligation to file periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, under Section 13(a) of the Exchange Act will be suspended upon filing the Form 15. The deregistration under Section 12(g) of the Exchange Act is expected to be effective 90 days after filing the Form 15, at which time the Company’s other filing requirements under Section 13(a) of the Exchange Act will terminate.

A Press Release has been posted to the Company’s website and a copy of the Press Release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated December 8, 2023 of hopTo, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

hopTo Inc.

Dated: December 8, 2023	By:	/s/ Jonathon R. Skeels
Jonathon R. Skeels
Chief Executive Officer, Interim Chief Financial Officer, Secretary